                                                                     Page 1 of 2
                                                                    Exhibit (11)


                               THE LTV CORPORATION
                 Calculation of Primary Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)


                                             Three Months Ended June 30,                       Six Months Ended June 30,
                                 ----------------------------------------------     ------------------------------------------------
                                          1997                   1996                        1997                     1996
                                 ---------------------   -----------------------    ---------------------    -----------------------
                                 Shares  Amount    EPS   Shares    Amount    EPS    Shares   Amount   EPS    Shares   Amount    EPS
                                 ------- -------  -----  -------   ------  ------   -------  ------  ------  ------- -------- ------
Net income                               $  27.1                   $ 32.0                    $ 53.9                  $  45.3

Preferred stock dividend
 requirements                               (0.5)                    (0.5)                     (1.1)                    (1.1)
                                         -------                   ------                    ------                  -------
                                            26.6                     31.5                      52.8                     44.2

Share base:
    Average common
      stock outstanding          104,173                 105,360                    104,598                  105,360
Common Stock equivalent shares
    resulting from outstanding
    Series A Warrants, Stock
    Options and Restricted
    Stock                            180                      69                        143                       59
Common Stock issuable upon
    conversion of Series B
    Preferred Stock                2,926     0.5           2,926      0.5             2,926     1.1            2,926     1.1
                                 ------- -------         -------  -------          --------  ------          -------  ------
                                 107,279 $  27.1         108,355  $  32.0           107,667  $ 53.9          108,345  $ 45.3
                                 ------- -------         -------  -------          --------  ------          -------  ------
                                 ------- -------         -------  -------          --------  ------          -------  ------

PRIMARY EARNINGS PER SHARE                        $ 0.25                   $ 0.30                    $ 0.50                   $ 0.42
                                                  ------                   ------                    ------                   ------
                                                  ------                   ------                    ------                   ------

                                                                     Page 2 of 2
                                                                    Exhibit (11)

                               THE LTV CORPORATION
              Calculation of Fully Diluted Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)



                                             Three Months Ended June 30,                       Six Months Ended June 30,
                                 ----------------------------------------------     ------------------------------------------------
                                          1997                   1996                        1997                     1996
                                 ---------------------   -----------------------    ---------------------    -----------------------
                                 Shares  Amount    EPS   Shares    Amount    EPS    Shares   Amount   EPS    Shares   Amount    EPS
                                 ------- -------  -----  -------   ------  ------   -------  ------  ------ -------  -------- ------
Net income                               $  27.1                   $ 32.0                    $ 53.9                   $ 45.3

Preferred stock dividend
 requirements                               (0.5)                    (0.5)                     (1.1)                    (1.1)
                                         -------                   ------                    ------                  -------
                                            26.6                     31.5                      52.8                     44.2
Share base:
    Average common
      stock outstanding          104,173                 105,360                    104,598                  105,360
Common Stock equivalent shares
    resulting from outstanding
    Series A Warrants, Stock
    Options and Restricted
    Stock                            217                      65                        209                       64
Common Stock issuable upon
    conversion of Series B
    Preferred Stock                2,926     0.5           2,926      0.5             2,926     1.1            2,926    1.1
Common Stock issuable upon
    conversion of Senior
    Secured Convertible Notes      5,128     1.3           5,128      1.3             5,128     2.6            (A)       -
                                 ------- -------         -------  -------          --------  ------          -------  ------
                                 112,444 $  28.4         113,479  $  33.3           112,861  $ 56.5          108,350  $ 45.3
                                 ------- -------         -------  -------          --------  ------          -------  ------
                                 ------- -------         -------  -------          --------  ------          -------  ------

FULLY DILUTED EARNINGS PER SHARE                  $ 0.25                   $ 0.29                    $ 0.50                   $ 0.42
                                                  ------                   ------                    ------                   ------
                                                  ------                   ------                    ------                   ------



(A) Addition of these shares would result in antidilution.